Exhibit 10.4

Privileged & Confidential

TURING HOLDING CORP.

2017 STOCK OPTION PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE; ADMINISTRATION

1.1    Establishment. Turing Holding Corp., a Delaware corporation (the “Company”), hereby establishes a stock incentive plan to be known as the “Turing Holding Corp. 2017 Stock Option Plan” (the “Plan”). The Plan shall become effective as of October 12, 2017 (the “Effective Date”).

1.2    Purpose. The Plan is intended to promote the long-term growth and profitability of the Company and its Subsidiaries by providing those persons who are or will be involved in the Company’s and its Subsidiaries’ growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries. Under the Plan, the Company may make Awards (as defined in Section 3.1 below) to such present and future officers, directors, employees, consultants and advisors of the Company or its Subsidiaries (collectively, “Participants”) as may be selected in the sole discretion of the Board of Directors of the Company (the “Board”).

1.3    Administration. The Board shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the Plan, including the full power and authority (a) to interpret the terms of the Plan, the terms of any Awards made under the Plan, and the rules and procedures established by the Board governing any such Awards, (b) to determine the rights of any person under the Plan, or the meaning of requirements imposed by the terms of the Plan or any rule or procedure established by the Board, (c) to select Participants for Awards under the Plan, (d) to set the exercise price of any Awards granted under the Plan, (e) to establish or adjust performance and vesting standards, (f) to impose such limitations, restrictions and conditions upon such Awards and any Award Stock as it shall deem appropriate, (g) to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (h) to correct any defect or omission or reconcile any inconsistency in the Plan and (i) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by the Code or other applicable law. Each action of the Board (including each determination of the Board) shall be final, binding and conclusive on all persons. The Board may, to the extent permissible by law, delegate any of its authority hereunder to any duly authorized committee of the Board or any other persons as it deems appropriate.

1.4    Awards to Non-U.S. Participants. The Board shall have the power and authority to determine which Affiliates shall be covered by this Plan and which officers, directors, employees, consultants and advisors outside the U.S. shall be eligible to participate in the Plan. The Board may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan, or amend, rescind or reissue Awards, in each case to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment or service; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Board may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations, which may be set forth in an Annex to the Plan.

1.5    Independent Advice. The Participant is advised to obtain independent advice if he is in any doubt as to whether or not to receive or exercise any Award under the Plan.

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” of a Person means any other person, entity, or investment fund controlling, controlled by, or under common control with such Person and, in the case of a Person that is a partnership, any partner of such Person.

“Apax” means Apax Partners, L.P. and its Affiliates, including Turing EquityCo L.P.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions, and limitations applicable to an Award; provided that, except to the extent otherwise expressly set forth in an Award Agreement and approved by the Board, all Award Agreements shall be deemed to include all of the terms and conditions of the Plan.

“Award Stock” means, for any Participant, any Class C Common Stock (including Restricted Stock) issued to such Participant upon exercise of any Award granted hereunder. For all purposes of the Plan, Award Stock will continue to be Award Stock in the hands of any holder (including any Permitted Transferee) except for the Company, Apax and purchasers pursuant to a Public Sale, and each such other holder of Award Stock will succeed to all rights and obligations attributable to such Participant as a holder of Award Stock hereunder. Award Stock also will include shares of Capital Stock issued with respect to shares of Award Stock by way of a distribution or share split or in connection with a stock split, stock dividend, or other recapitalization.

“Awards” means Options.

“Capital Stock” means, collectively, the Common Stock, Class C Common Stock and any other classes of common stock of the Company.

“Cause” will have the meaning given to such term in an employment, director, consulting, or other similar agreement entered into by the Participant and the Company or its Subsidiaries after the Effective Date or as applicable to the Participant in a severance plan maintained by the Company or its Subsidiaries, or, in the absence of such an agreement or plan, with respect to the Participant, “Cause” shall mean the occurrence of any of the following, as determined by the Board: (a) the termination of employment or service of a Participant who is currently under a performance improvement plan or who has received an active final warning less than twelve (12) months prior to the date of termination; (b) a Participant’s engagement in an act of gross negligence or willful misconduct or commission of a felony or an act of moral turpitude determined by the Board to be detrimental to the best interests of the Company; (c) a material violation by a Participant of the Company’s published standards of conduct, including but not limited to acceptable use policy, information classification policy, anti-corruption policy, insider trading policy, or equal employment opportunity and harassment policy; or (d) a breach of any restrictive covenants in favor of the Company that apply to the Participant.

“Change of Control” means any bona fide transaction or series of related transactions pursuant to which any person(s) or entity(ies) (acting together as a group), in each case unaffiliated with Apax, in the aggregate acquire(s) (i) capital stock of the Company possessing a majority of the voting power (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the assets of the Company and its Subsidiaries determined on a consolidated basis.

“Class C Common Stock” means the Company’s Class C common stock, par value $0.001 per share, or, in the event that the outstanding shares of common stock are hereafter recapitalized, converted into or exchanged for different shares or securities of the Company or its Affiliates, such other shares or securities.

“Closing” means the consummation of the transactions contemplated by the Agreement and Plan of Merger, by and among Turing Acquisition LLC, Turing Merger Sub Inc., ThoughtWorks, Inc., and Shareholder Representative Services LLC, dated as of August 18, 2017.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Common Stock” means the Company’s voting common stock, par value $0.001 per share, or, in the event that the outstanding shares of common stock are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company or its Affiliates, such other stock or securities.

“Disability” means, for any Participant, the meaning given to such term in an employment, director, consulting, severance or other similar agreement entered into by such Participant on or after the Effective Date and approved by the Board, or in the absence of such an agreement (or if such agreement does not define such term or a similar term), it shall mean such Participant’s eligibility to receive disability benefits under the Company’s or its Subsidiaries’ long-term disability plan or the inability of such Participant, as determined by the Board, to perform the essential functions of Participant’s regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness that has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

“Fair Market Value” of a share of Award Stock (or any other security) means the fair market value of such share of Award Stock (or such other security, as applicable) as reasonably determined by the Board in good faith.

“Initial Public Offering” means (a) any public offering and sale of Common Stock by the Company (or other shares of the Company or any of its Subsidiaries or of any successor of the Company of any of its Subsidiaries) pursuant to an offering registered under the Securities Act, following which such shares are listed and traded on the New York Stock Exchange or the NASDAQ Stock Exchange; provided, that an Initial Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

“Liquidity Event” means (a) the sale of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis to a person, or group of persons, unaffiliated with Apax; (b) a merger, reorganization, or consolidation, in which the outstanding voting securities of the Company are exchanged for securities of the successor entity and the holders of the Company’s outstanding voting securities immediately prior to such transaction do not beneficially own a majority of the outstanding voting securities of the successor entity immediately upon completion of such transaction; or (c) the sale (whether by sale, merger, or otherwise) of all or a majority of the outstanding voting securities of the Company to a person or group of persons unaffiliated with Apax.

“Management” means the directors, senior executives or other employees of the Company or its direct or indirect Subsidiaries, as identified by the Board.

“Marketable Securities” means securities: (a) issued by an issuer with a market capitalization equal to or greater than $5,000,000,000; (b) that are of a class of securities listed on a major national or international stock exchange; (c) that constitute, in the aggregate, not more than 10% of the outstanding securities of such class; and (d) that are or were issued to the holder thereof in a transaction registered under the Securities Act or the resale of which by the holder thereof is registered under the Securities Act and are otherwise freely tradable by the holder thereof without restriction under applicable law or otherwise. Marketable Securities shall not include equity securities of the Company or its Affiliates upon or following an Initial Public Offering.

“Options” means non-qualified stock options granted pursuant to Article IV.

“Original Value” for each share of Award Stock that is originally issued upon the exercise of any Option will be equal to the exercise price paid by the Participant for such share of Award Stock as appropriately adjusted for all stock splits, stock dividends, and other recapitalizations affecting the Award Stock subsequent to the Effective Date.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act.

“Registration Rights Agreement” shall have the meaning set forth in the Stockholders Agreement.

“Relevant Equity Interest” means an equity interest issued by the Company or its Subsidiaries in exchange for a Sponsor Investment that is (a) held by Apax on the Closing or (b) subsequently issued to Apax.

“Restricted Stock” shall have the meaning set forth in Section 4.2(b)(ii)(2).

“Securities Act” means the Securities Act of 1933, as amended from time to time and any successor statute thereto and the rules promulgated thereunder.

“Sponsor Investment” means, as of any time of determination, without duplication, the aggregate of the purchase price paid or contributions made by Apax (on a cumulative basis and including, for the sake of clarity, amounts that are used to fund any transaction related fees, costs and/or expenses) with respect to or in exchange for equity or other securities issued by the Company or its Subsidiaries from, or in connection with, the Closing through the time of such determination.

“Sponsor Return” means, as of any time of determination, without duplication, the aggregate of all cash, cash equivalents or, in the case of Marketable Securities, the fair market value of such Marketable Securities less the reasonable expected costs of a disposition of such Marketable Securities, in each case, received by Apax from the Closing through the time of such determination with respect to a Relevant Equity Interest in the Company, including proceeds from the sale of securities of the Company, whether by way of merger, recapitalization, tender offer, sale of shares, or otherwise, and from cash dividends and other cash distributions made by the Company with respect to securities of the Company, but excluding directors fees, expense reimbursements, tax distributions and management, transaction or consulting fees approved by the Board (or provided pursuant to any agreement between the Company or its Subsidiaries originally approved by the Board); provided that Marketable Securities will not be taken into account as Sponsor Returns until Apax has received cash proceeds after the Closing in respect of at least 75% of their aggregate ownership of securities of the Company as of the Closing.

“Stockholders Agreement” means the Stockholders Agreement, dated as of October 12, 2017, by and among the Company, and the other parties set forth therein, as may be amended from time to time.

“Subsidiary” means any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing 50% or more of the total combined voting power of such entity.

“Termination Date” means the earliest date on which a Participant is no longer employed by or providing services to the Company and its Subsidiaries for any reason. For the avoidance of doubt, a Participant’s Termination Date shall be considered to be the last date of Participant’s actual and active employment or service with the Company and its Subsidiaries, whether such day is selected by agreement with the Participant or unilaterally by the Company and its Subsidiaries and whether advance notice is or is not given to the Participant. No period of notice that is or ought to have been given under applicable law in respect of the termination of employment or service will be taken into account in determining entitlement under the Plan. Furthermore, a Participant who goes on a leave of absence approved by the Company or one of its Subsidiaries shall not be deemed to have ceased such Participant’s employment or service with the Company and its Subsidiaries during the period of such approved leave; provided that, the time vesting of such Participant’s Options under Section 4.2 shall be suspended during the period of such leave, except to the extent required by applicable law.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntary, involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest, including indirectly through the sale, transfer or other disposition of any interest in a Person.

“Wind-Up Date” means the earlier of (a) the first date on which Apax no longer holds any equity securities of the Company and no longer holds any equity interest it receives in respect of any such equity securities held or previously held by Apax (other than Marketable Securities issued in exchange for the sale of equity securities of the Company); (b) a Liquidity Event; or (c) a Change of Control. If underwriters in any Initial Public Offering of the Company or its Subsidiaries believe it is inadvisable for the equity program to continue as contemplated hereby following such Initial Public Offering, the Board may treat such Initial Public Offering as a Wind-Up Date pursuant to such terms and adjustments as the Board may determine in its discretion.

ARTICLE III

AWARDS AND ELIGIBILITY

3.1    Awards. Awards under the Plan shall be granted in the form of non-qualified stock options as described in Article IV. For the avoidance of doubt, no Award shall be an incentive stock option within the meaning of Section 422(a) of the Code or any successor provision. Each Award shall be evidenced by a written Award Agreement containing such restrictions, terms, and conditions, if any, as the Board may require; provided that, except as otherwise expressly provided in an Award Agreement, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern.

3.2    Maximum Shares Available. An aggregate of no more than 11.4% of the Capital Stock of the Company as of the date of Closing on a fully diluted basis will be reserved for issuance of Awards under the Plan (as may be increased in accordance with this Section 3.2, the “Award Pool”). All Awards shall be subject to adjustment by the Board as follows. In the event of any merger, recapitalization, reorganization or other change in the Capital Stock, the Board shall make such changes in the number and type of shares of Class C Common Stock covered by outstanding Awards and the terms thereof as the Board determines are necessary to prevent dilution or enlargement of rights of Participants under the Plan. Without limiting the generality of the foregoing, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of shares covered by outstanding Awards, the prices specified therein, and the securities or other property to be received upon exercise (which may include providing for cash payment (or no consideration in the event of bankruptcy) in exchange for cancellation of outstanding Awards). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Class C Common Stock or payment thereunder, the shares with respect to which such Options were granted shall again be available under the Plan, subject to the foregoing maximum amounts. Shares of Class C Common Stock to be issued upon exercise of Awards may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board shall determine.

3.3    Eligibility. The Board may, from time to time, select the Participants who shall be eligible to participate in the Plan and the Awards to be made to each such Participant. The Board may consider any factors it deems relevant in selecting Participants and in making Awards to such Participants. The Board’s determinations under the Plan (including determinations of which persons are to receive Awards and in what amount) need not be uniform and may be made by it selectively among persons who are eligible to receive Awards under the Plan.

3.4    No Right to Continued Employment or Engagement. Nothing in the Plan or in any Award Agreement, as applicable, shall confer on any Participant any right to continue in the employment of or engagement by the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant’s employment or engagement at any time for any or no reason or to continue such Participant’s present (or any other) rate of compensation.

3.5    Return of Prior Awards. The Board shall have the right, at its discretion, to require Participants to return to the Company Awards previously granted to them under the Plan in exchange for new Awards; provided that no Participant shall be required, without such Participant’s prior written consent, to return any Award if the new Award is to be made on terms less favorable to such Participant than the Award to be returned. Subject to the provisions of the Plan, such new Awards shall be upon such terms and conditions as are specified by the Board at the time the new Awards are made.

3.6    Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to Participants and is intended to qualify for an exemption from the registration requirements (a) under the Securities Act pursuant to Rule 701 promulgated under the Securities Act, and (b) under applicable state and foreign securities laws.

ARTICLE IV

OPTIONS

4.1    Options. The Board shall have the right and power to grant to any Participant, at any time prior to the termination of the Plan, Options in such quantity and on such terms and subject to such conditions as are consistent with the Plan and established by the Board. The exercise price for each Option will equal the Fair Market Value of a share of Common Stock at the time of grant of such Option, unless otherwise determined by the Board. Options granted under the Plan shall be in the form described in this Article IV, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Board.

4.2    Vesting of Options. Unless otherwise set forth in an Award Agreement, all Options shall be subject to vesting in accordance with the provisions of this Section 4.2. Options shall be exercisable only to the extent that they are vested. In addition to the other requirements set forth in this Section 4.2, unless otherwise set forth in an Award Agreement, Options shall vest only so long as a Participant remains employed or engaged by the Company or one of its Subsidiaries. Unless otherwise set forth in an Award Agreement, (a) all Awards of Options shall be divided into two tranches; (b) each such tranche shall be exercisable for the number of shares of Class C Common Stock set forth in the Award Agreement; (c) such portions shall be referred to hereunder as: “Time-Vesting Options” and “Performance-Vesting Options”; and (d) such portions of the Options shall be allocated as follows: (i) 43.33% of any Award of Options, rounded up to the nearest full share, will be Time-Vesting Options, and (ii) 56.67% of any Award of Options, rounded down to the nearest full share, will be Performance-Vesting Options.

(a)    Time-Vesting Options. The Time-Vesting Options will be subject to time vesting only and, unless otherwise set forth in an Award Agreement, will vest over the four (4) year period following the date of grant, as follows: 37.5% of the Time-Vesting Options will vest on the 18-month anniversary of the date of grant, and an additional 6.25% of the Time-Vesting Options will vest on each of the 21-month, 24-month, 27-month, 30-month, 33-month, 36-month, 39 month, 42-month, 45-month, and 48-month anniversaries of the grant date, if the respective Participant is, and has been, continuously employed or engaged by the Company or any of its Subsidiaries from the date of grant through each such vesting date. For the avoidance of doubt, no Time-Vesting Options shall be eligible to vest prior to the 18-month anniversary of the date of grant. Notwithstanding the foregoing, any Time-Vesting Options which remain unvested at the time of a Change of Control will be automatically accelerated and vested as of immediately prior to such Change of Control.

(b)    Performance-Vesting Options.

(i)    The Performance-Vesting Options will vest as follows, subject to a Participant’s continued employment or engagement with the Company or its Subsidiaries on the dates the performance vesting targets are met: (A) 50% of the Performance-Vesting Options shall vest to the extent the Sponsor Return is at least two (2.0) times the Sponsor Investment, (B) an aggregate of 75% of the Performance-Vesting Options (i.e., taking into account previously vested Performance-Vesting Options) shall vest to the extent the Sponsor Return is at least two and a half (2.5) times the Sponsor Investment, and (C) an aggregate of 100% of the Performance-Vesting Options (i.e., taking into account previously vested Performance-Vesting Options) shall vest to the extent the Sponsor Return is at least three (3.0) times the Sponsor Investment. The number of Performance-Vesting Options that vest on the date the Sponsor Returns equal an amount between the thresholds above shall be determined using straight-line interpolation between the applicable performance metrics. The calculated number of Performance-Vesting Options that vest will be rounded up to the nearest full share. For the avoidance of doubt, no Performance-Vesting Options other than Contingent Options shall be eligible to vest in the event the Participant ceases to be employed by or engaged with the Company or any of its Subsidiaries prior to the 18-month anniversary of the date of grant.

(ii)    Contingent Options.

(1)    Notwithstanding anything set forth in Section 5.1(b) to the contrary, in the event that a Participant’s employment or engagement is terminated by reason of a Participant’s death, Disability, or termination by the Company and its Subsidiaries without Cause, in each case, at a time the aggregate Fair Market Value of the Relevant Equity Interests is equal to at least two (2) times the Sponsor Investment, the Board may, in its sole discretion, designate that all or a portion of the Participant’s Performance-Vesting Options are deemed Contingent Options (as defined below) and may remain outstanding and be exercised in accordance with Section 5.2. Any Performance-Vesting Options that are not deemed Contingent Options shall terminate and expire on the Termination Date, and any Contingent Options that are not exercised within the applicable time period specified in Sections 5.2 or 5.3 shall terminate and expire at the end of the applicable exercise period.

(2)    To the extent a Participant exercises the Contingent Options within the applicable time period specified in Section 5.2, the Award Stock delivered upon such exercise shall be unvested Class C Common Stock (the “Restricted Stock”). Restricted Stock shall be subject to forfeiture on the same terms and conditions as are applicable to the related Contingent Option, including as a result of the failure to achieve the applicable performance vesting criteria or a breach of Article IX; provided, however, that in the event the Restricted Stock is so forfeited, the Company shall pay to the Participant an amount equal to the portion of the Original Value of such forfeited Restricted Stock that was paid by the Participant in cash or, if less, the Fair Market Value of such forfeited Restricted Stock. For the sake of clarity, the Restricted Stock shall only vest to the extent the related Contingent Option would have vested based upon the lower of the achievement of the applicable performance hurdles on the Termination Date and the Wind-Up Date, respectively, and shall be forfeited on the date the Performance-Vesting Options would have been terminated pursuant to Sections 5.1(a), 5.1(c), or 5.1(d) if the Participant’s employment or engagement had not terminated.

(3)    The Company or its Subsidiaries may repurchase any Award Stock acquired upon exercise of a Contingent Option at any time for a purchase price equal to the lower of the Fair Market Value at the time of exercise of the Contingent Options or the Fair Market Value at the earlier of a Liquidity Event, Change of Control or an Initial Public Offering, with the repurchase price to be paid only if, and to the extent, the Award Stock would have vested as set forth in Section 4.2(b)(ii)(2), it being understood and agreed that upon any forfeiture of such Award Stock, the Participant’s purchase price, if less than the then Fair Market Value, shall be returned to the Participant. For the sake of clarity, in no event will the amount payable to the Participant be based on a value in excess of the Fair Market Value on such Participant’s Termination Date. With respect to the repurchase of Restricted Stock and Contingent Options, (A) any subordinated note issued to purchase Restricted Stock and/or Contingent Options shall only be payable to the extent the performance hurdles applicable to the underlying Restricted Stock and/or Contingent Option, as applicable, are satisfied, and (B) such note shall be canceled at the time the Restricted Stock and/or Contingent Option would have been canceled had such Restricted Stock and/or Contingent Option, as applicable, remained outstanding. In addition, the Restricted Stock and/or Contingent Option or the note shall be cancelled and forfeited upon a Participant’s material breach of the terms of Article IX or any other material restrictive covenants applicable to the Participant.

(4)    “Contingent Options” means the number of the Performance Vesting Options that would vest in the event the Relevant Equity Interests were sold for cash at the then current Fair Market Value at the time of the applicable event specified in Section 4.2(b)(ii)(1).

ARTICLE V

GENERAL PROVISIONS

5.1    Expiration.

(a)    Expiration of Term. All Options granted under the Plan shall expire at the close of business in the time zone of the Company’s headquarters on the tenth (10th) anniversary of the date of grant to the Participant of such Options (with respect to such Option, the “Term”), subject to earlier expiration as provided in this Article V.

(b)    Expiration on Termination. Unless otherwise set forth in an Award Agreement or with respect to Contingent Options, if a Participant ceases to be employed with or engaged by the Company and any of its Subsidiaries for any or no reason, then the portion of such Participant’s Options that have not fully vested as of the Termination Date shall expire at such time.

(c)    Termination for Cause, Early Termination, or Breach of Restrictive Covenants. Upon a termination of a Participant’s employment or engagement with the Company or any of its Subsidiaries for Cause or, during the first 18-months after the grant date, termination or resignation for any reason, all Options (whether vested or unvested) shall be automatically forfeited. In addition, all Options (whether vested or unvested) shall be subject to forfeiture upon a Participant’s breach of the terms of Article IX or any other restrictive covenants applicable to the Participant.

(d)    Unvested Options. All unvested Options (including any Contingent Options) shall immediately terminate and expire for no consideration on the Wind-Up Date.

5.2    Exercise on Termination. Except as otherwise set forth in an Award Agreement, the Participant’s Contingent Options and the portion of a Participant’s Awards that have vested as of such Participant’s Termination Date shall expire upon the earlier to occur of (a) the end of their Term and (b) (i) one (1) year after the Termination Date, if a Participant is terminated due to death or Disability, (ii) immediately upon the Termination Date, if a Participant is terminated for Cause (or resigns under circumstances where Cause exists), and (iii) ninety (90) days after the Termination Date, if a Participant is terminated or resigns for any other reason.

5.3    Procedure for Exercise. At any time after all or any portion of a Participant’s Awards have become vested (or become Contingent Options) and prior to their expiration, a Participant may exercise all or any specified portion of such Awards by delivering written notice of exercise specifically identifying the particular Awards to the Company (an “Exercise Notice”), together with a written acknowledgment that such Participant has read and has been afforded an opportunity to ask questions of management of the Company or its Subsidiaries regarding all financial and other information provided to such Participant regarding the Company or its Subsidiaries, to the extent required by law. Unless otherwise provided in an Award Agreement, payment by Participants in connection with any exercise shall be (a) made by delivery of a cashier’s, certified check or wire transfer of the amount equal to the product of the exercise price multiplied by the number of shares of Award Stock to be acquired, plus the amount of any additional federal and state income taxes or any income taxes or employee’s social security contributions arising in any jurisdiction outside the United States required to be withheld (or accounted for to appropriate revenue authorities by the Participant’s employer) by reason of the exercise of the Options (which amount shall be calculated by the Company and provided to Participants promptly following delivery of an Exercise Notice, and which shall be subject to later adjustment by the Company (with a corresponding payment by or refund to Participant) in the event that any such adjustment is required) and (b) due in full from the Participant at the same time as delivery of the Exercise Notice (with the portion representing taxes or contributions due within two (2) business days of the date on which the Company informs the Participant in writing of the amount of such items pursuant to the provisions of this Section 5.3). For United States federal income tax purposes, the Company intends to treat Awards as exercised at the time the Company issues the applicable Award Stock to the Participant.

5.4    Representations on Exercise. In connection with any exercise of any Award and the issuance of Award Stock thereunder (other than pursuant to an effective registration statement under the Securities Act), Participant shall by the act of delivering the Exercise Notice (and without any further action on the part of the Participant) represent and warrant to the Company that as of the time of such exercise:

(a)    The Award Stock to be acquired by Participant upon exercise shall be acquired for Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Award Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(b)    Participant is or was an employee, director, consultant or advisor of the Company or one of its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Award Stock.

(c)    Participant is able to bear the economic risks of his or her investment in the Award Stock for an indefinite period of time and is aware that transfer of the Award Stock may not be possible, because (i) such transfer is subject to contractual restrictions on transfer set forth herein and in the Stockholders Agreement and the Registration Rights Agreement and (ii) the Award Stock has not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.

In connection with any exercise of any Award, Participant shall (x) make such additional customary investment representations as the Company may require and (y) execute such documents necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request.

5.5    Non-Transferability.

(a)    All Awards are personal to a Participant and are not Transferable by such Participant, other than by will or pursuant to applicable laws of descent and distribution; provided that no such Transfer by will or pursuant to applicable laws of descent and distribution shall be effective until twenty (20) days following the date that the Company receives written notice of such Transfer. Only a Participant, his or her estate or personal representatives or heirs are entitled to exercise any Award. All Award Stock issued pursuant to the exercise of any Award shall not be Transferable, other than pursuant to this Article V, below or as otherwise permitted pursuant to the terms of the Stockholders Agreement or the Registration Rights Agreement. Any attempted Transfer of Awards or Award Stock issued upon exercise thereof that is not specifically permitted under the Plan shall be null and void.

(b)    No Participant shall make any Transfer prohibited by this Section 5.5 either directly or indirectly, including indirectly through the sale, transfer or other disposition of any interest in a Person. Any Transfer or attempted Transfer in violation of this Section 5.5(b) shall be null and void ab initio.

(c)    The Company shall issue, in the name of each Participant to whom Award Stock has been granted or sold, stock certificates representing the total number of shares of Award Stock granted or sold to such Participant, as soon as reasonably practicable after such grant or sale.

5.6    Rights as a Stockholder. A Participant holding an Award shall have no rights as a stockholder with respect to any shares of Award Stock issuable upon exercise thereof until the date on which a stock certificate is issued to such Participant representing such Award Stock. The Company shall issue Award Stock to Participants no later than twenty (20) days following receipt by the Company of all payments required to be made by a Participant in connection with such issuance.

5.7    Liquidity Event; Change of Control. Notwithstanding anything to the contrary contained herein, subject to Section 5.1(d), immediately prior to the consummation of a Liquidity Event or Change of Control, the Board may, with respect to any or all of the Options that are outstanding and vested at such time, take any of the following actions in any combination (consistent with the requirements of Section 409A of the Code): (a) provide for the assumption, substitution or continuation of such vested Options, (b) if the Fair Market Value of the underlying Award Stock as of the consummation of the Liquidity Event or Change of Control is less than the exercise price associated with such vested Options, unilaterally terminate all or any portion of such vested Awards for no consideration, and/or (c) as to any vested Options that are not assumed, substituted or continued pursuant to clause (a) or cancelled pursuant to clause (b), cancel such Options in exchange for a payment of cash equal to the Fair Market Value of the underlying Award Stock as of the consummation of the Liquidity Event or Change of Control minus the exercise price associated with such vested Options. Notwithstanding the foregoing, any escrow, holdback, earnout or similar provisions in the definitive documents relating to such Liquidity Event or Change of Control may apply, in the Board’s discretion, to any payment to the holders of Options to the same extent and in the same manner as such provisions apply to the holders of Capital Stock. In addition, an Award Agreement may provide that upon a Liquidity

Event or Change of Control, the Board may in its discretion require up to 60% of the after-tax proceeds the Participant is expected to receive in connection with the Options, as reasonably determined by the Board, to be withheld and released to the Participant over a period not to exceed 18 months if the Participant continues to be employed by the acquirer and its subsidiaries (including Company and its Subsidiaries); provided, that such distributions shall be on an after-tax basis and the Company may take steps to “fund” such distributions such that the applicable amounts will not be subject to the Company’s creditors. For clarity, (i) all vested Options that are not exercised, assumed, substituted or continued will be canceled pursuant to clause (b) or clause (c) upon the consummation of a Liquidity Event or Change of Control and (ii) all unvested Options will be canceled automatically, for no consideration, upon the consummation of a Liquidity Event or Change of Control.

ARTICLE VI

JOINDERS

Receipt of any Award shall constitute agreement by the Participant receiving such Award to be bound by all of the terms and conditions of the Stockholders Agreement and the Registration Rights Agreement, including with respect to the Award Stock, or any other Company ordinary shares, issuable to or held by such Participant. In furtherance thereof, upon the receipt of any Award, and without any further required action of the Participant, the Company or any other Person, the Participant shall automatically become a party to the Stockholders Agreement and to the Registration Rights Agreement, in each case, as an “Other Investor” (as defined therein).

ARTICLE VII

REPURCHASE OF SHARES

7.1    Repurchase Option. In the event a Participant’s employment or engagement with the Company and its Subsidiaries is terminated, by the Company or its Subsidiaries or by the Participant, for any or no reason or in the event the Participant takes any action prohibited by Article IX, all Award Stock issued or issuable to such Participant will be subject to repurchase by the Company and Apax (solely at their respective option), by delivery of one or more Repurchase Notices (as defined below) within the time periods set forth below, pursuant to the terms and conditions set forth in this Article VII (the “Repurchase Option”), unless otherwise set forth in the Award Agreement between the Company and the Participant. Notwithstanding any other provision in this Article VII, the Repurchase Option shall terminate upon the occurrence of an Initial Public Offering.

7.2    General Rule Upon Termination. Unless otherwise specified in an Award Agreement or in the Plan, if a Participant terminates his or her employment or engagement with the Company and its Subsidiaries or the Company terminates the Participant’s employment or engagement for any reason, and the conditions set forth in Section 7.3 do not apply, the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant pursuant to the Option at a price per share equal to the Fair Market Value thereof as of the anticipated date of the Repurchase Closing (as defined in Section 7.5 below).

7.3    Termination for Cause; Breach of Restrictive Covenants; Certain Voluntary Resignations. Unless otherwise specified in an Award Agreement, if a Participant (a) is no longer employed with or engaged by the Company and its Subsidiaries as a result of such Participant’s termination for Cause, (b) takes any action prohibited by Article IX, or (c) voluntarily terminates his or her employment or engagement with the Company and its Subsidiaries on or before the 18-month anniversary of the date of grant of the Options (or such voluntary termination occurs at any time under circumstances where Cause exists), the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the lower of the Fair Market Value as of the anticipated date of the Repurchase Closing and the Original Value thereof; provided that (i) if, within the eighteen (18)-month period following a termination of a Participant’s employment or engagement for any or no reason (including, for the sake of clarity, a Participant’s voluntary resignation), the Board reasonably determines that there was a basis for a termination for Cause, or (ii) in the event a Participant takes any action prohibited by Article IX within the eighteen (18)-month period following a termination of a Participant’s employment or engagement for any or no reason (including, for the sake of clarity, a Participant’s voluntary resignation), then upon written demand from the Company, the Participant will be required to forfeit any remaining Options and repay to the Company in cash all proceeds received with respect to any shares of the Award Stock that were repurchased pursuant to the Repurchase Option minus the Original Value of the Award Stock (or if the Company has not already exercised the Repurchase Option, the Participant’s Award Stock shall be subject to repurchase for the lower of the Fair Market Value as of the anticipated date of the Repurchase Closing and the Original Value thereof).

7.4    Option Repurchases. In the event the Company or Apax, as applicable, exercises the Repurchase Option with respect to any shares of Award Stock issuable upon exercise of any Award held by a Participant, then such Participant shall be required, promptly following receipt of a Repurchase Notice (as defined below), to exercise such Award(s) and purchase from the Company (in accordance with the provisions of Section 5.3) all shares of Award Stock for which the Company and/or Apax, as applicable, shall have delivered a Repurchase Notice.

7.5    Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the shares of Award Stock issued to a Participant by delivering written notice or notices (each, a “Repurchase Notice”) to the holder or holders of such Award Stock at any time and from time to time no later than eight (8) months after the latest of (a) Participant’s Termination Date, (b) the date upon which the Company and Apax become aware that the Participant has taken any action that is prohibited by Article IX, and (c) the date that is six (6) months plus one (1) day after the acquisition of Award Stock by the Participant; provided that such periods may be tolled in accordance with the first and last sentences of Section 7.8 below. Each Repurchase Notice will specifically identify the shares of Award Stock to be acquired from such holder(s) (including whether such shares are issuable upon exercise of Options) and the time and place for the closing of the transaction (each, a “Repurchase Closing”).

7.6    Apax’s Right to Buy.

(a)    If for any reason the Company does not elect to purchase all of the Award Stock (issued or issuable to a particular Participant) pursuant to the Repurchase Option pursuant to one or more Repurchase Notices, Apax will be entitled to exercise the Repurchase Option, in the manner set forth in this Section 7.6, for the Award Stock the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, the Company shall give written notice (each, an “Option Notice”) to Apax setting forth the number of Available Shares and the price for each Available Share as determined pursuant to the provisions of this Article VII.

(b)    Apax may elect to purchase any number of Available Shares by delivering written notice (an “Election Notice”) to the Company within twenty (20) days after receipt of the Option Notice from the Company.

(c)    As soon as practicable, and in any event within ten (10) days after the expiration of the twenty (20)-day period set forth above, the Company shall notify the holder(s) of Award Stock as to the number of shares being purchased from such holder(s) by Apax (each, a “Supplemental Repurchase Notice”). At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of Award Stock, the Company shall also deliver written notice to Apax setting forth the number of shares that the Company and Apax will acquire, the aggregate purchase price and the time and place of the closing of the transaction.

7.7    Closing of Repurchase. The closing of the transactions contemplated by this Article VII will take place as soon as reasonably practicable, and in any event not later than thirty (30) days after delivery of the applicable Repurchase Notice or Supplemental Repurchase Notice, as the case may be (provided, that such time shall be extended as necessary to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, or other applicable legal requirements), at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. The Company and/or Apax, as the case may be, will pay for the Award Stock to be purchased pursuant to the Repurchase Option by delivery of a check payable to the holder(s) of Award Stock or a wire transfer of immediately available funds in an amount equal to the aggregate exercise price paid by Participant to acquire such Award Stock and a subordinated note with respect to any portion of the repurchase price in excess of the amount equal to the aggregate exercise price paid by such a Participant to acquire such Award Stock, which note shall be settled upon the occurrence of the earlier of an Initial Public Offering, Change of Control and a Liquidity Event; provided that the Company and/or Apax, as the case may be, may offset against such repurchase price any then existing documented and bona fide monetary debts owed by such Participant to the Company or its Subsidiaries, in the case of a repurchase by the Company, or to Apax or their respective Affiliates. The Company and/or Apax, as the case may be, will receive (and Participant hereby agrees to execute and deliver customary sale, transfer and other documents containing) customary representations and warranties from each seller regarding the sale of Award Stock, including representations that such seller has good and valid title to the Award Stock to be Transferred free and clear of all liens, claims and other encumbrances, and the Company and/or Apax, as the case may be, will be entitled to require all sellers’ signatures be guaranteed by a national bank or reputable securities broker. For the avoidance of doubt, the Participant further agrees to deliver all requested documents pursuant to this Section 7.7 prior to the closing date set forth in any Repurchase Notice or Supplemental Repurchase Notice.

7.8    Restrictions on Repurchase. Notwithstanding anything to the contrary contained in the Plan, all repurchases of Award Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Award Stock for cash and/or subordinated notes as contemplated by Section 7.7, and Apax has not elected to acquire all Award Stock that the Company and Apax have a right to repurchase pursuant to this Article VII, the time periods provided in this Article VII shall be suspended, and the Company may make such repurchases for cash and/or subordinated notes, as applicable, as soon as it is permitted to do so under such restrictions. Notwithstanding anything to the contrary contained in the Plan, the time periods provided in this Article VII shall be suspended during any period that the Fair Market Value of the Award Stock is lower than a Participant’s applicable cost, and the Company and its Affiliates may make such repurchases during the six (6)-month period following the date the Company determines that the Fair Market Value of a share of the Award Stock equals or exceeds a Participant’s applicable cost.

ARTICLE VIII

PUBLIC OFFERINGS

8.1    Cooperation in an IPO. In the event that the Board approves an Initial Public Offering, the holders of Awards and/or Award Stock will take all necessary or desirable actions in connection with the consummation of such offering. In the event that Apax determines (whether in connection with any Initial Public Offering or otherwise) that it is in the best interest of the Company to cause any reorganization, recapitalization or restructuring of the Company (including the creation of a holding company, the transfer of assets and/or equity of the Company to an alternative entity, or the exchange of the interest of holders of Awards and/or Award Stock into alternative forms of interest) (each, a “Reorganization”), Apax may elect to implement a Reorganization by giving notice to each such holder of Awards and/or Award Stock no later than ten (10) days prior to the closing of such Reorganization and which notice shall set forth a description of such Reorganization in reasonable detail. Each holder of Awards and/or Award Stock shall take all necessary or desirable actions reasonably requested by Apax in connection with the consummation of the Reorganization (and, as applicable, such Initial Public Offering), including consenting to and voting for such Reorganization (and, as applicable, such Initial Public Offering) and take all actions reasonably required to effect the substance of the transactions contemplated by such Reorganization (and, as applicable, such Initial Public Offering).

8.2    Holdback. No Participant shall effect any Public Sale or distribution (including sales pursuant to Rule 144) of any Award Stock during a period of time following the Public Sale to be determined by the Board in consultation with the applicable underwriters, except as part of such underwritten public offering or if otherwise consented to in advance by the Company in writing.

8.3    Compliance with Laws. Each Award shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the granting of such Award or the issuance or purchase of shares thereunder, no such Award may be exercised or paid in Capital Stock, in whole or in part, unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained and the holder of the Award, will supply the Company with such certificates, representations and information as the Company shall request that are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, the Board may at any time impose any limitations upon the exercise of an Award which, in the Board’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Awards may be exercised, the Board may, in its discretion and without the consent of the holders of any such Awards, so reduce such period on not less than ten (10) days’ written notice to the holders thereof.

8.4    Purchaser Representative. If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) of Regulation D under the Securities Act may be available with respect to such negotiation or transaction (including a merger, recapitalization, or other reorganization), as a condition to participation in such sale (whether or not obligated to so participate pursuant to the provisions of the Shareholders Agreement, Registration Rights Agreement or otherwise), the holders of Award Stock shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 of Regulation D under the Securities Act) reasonably acceptable to the Company, and the Company will pay the fees of such purchaser representative.

ARTICLE IX

RESTRICTIVE COVENANTS

The Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of a Participant’s employment with and/or service to the Company and/or its Subsidiaries, such Participant has had and will be exposed to highly confidential and sensitive information regarding the Company’s and its Subsidiaries’ business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, lessor, regulatory and employee relationships. It is critical that the Company take all necessary steps to safeguard its legitimate protectable interests in such information and to prevent any of its competitors or any other persons from obtaining any such information. Therefore, as consideration for the Company’s agreement to award Awards to a Participant, each Participant agrees to be bound by the following restrictive covenants:

9.1    Confidentiality. During the course of a Participant’s employment with and/or service to the Company and/or its Subsidiaries, the Participant will have access to Confidential Information. For purposes of the Plan, “Confidential Information” means all data, information, ideas, concepts, discoveries, trade secrets, inventions (whether or not patentable or reduced to practice), innovations, improvements, know-how, developments, techniques, methods, processes, treatments, drawings, sketches, specifications, designs, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company or any of its Affiliates, including any such information relating to or concerning finances, sales, marketing, advertising, transition, promotions, pricing, personnel, customers, suppliers, vendors, raw partners and/or competitors. Each Participant agrees that such Participant shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Participant’s assigned duties and for the benefit of the Company and its Subsidiaries, either during the period of the Participant’s employment with and/or service to the Company and its Subsidiaries, or at any time thereafter, any Confidential Information or other confidential or proprietary information received from third parties subject to a duty on the Company’s and its Subsidiaries’ and Affiliates’ part to maintain the confidentiality of such information, and to use such information only for certain limited purposes, in each case, which shall have been obtained by the Participant during the Participant’s employment with and/or service to the Company and/or its Subsidiaries (or any predecessors). The foregoing shall not apply to information that (a) was known to the public prior to its disclosure to the Participant; (b) becomes generally known to the public subsequent to disclosure to the Participant through no wrongful act of the Participant or any representative of the Participant; or (c) the Participant is required to disclose by applicable law, regulation or legal process (provided that the Participant provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). In addition, the terms and conditions of this Plan and the Participant’s Award Agreement shall remain strictly confidential, and the Participant hereby agrees not to disclose the terms and conditions hereof to any person or entity, other than (x) to immediate family members, legal advisors or personal tax or financial advisors, who, in each case, agree to keep such information confidential or (y) as required to be disclosed by applicable law, regulation or legal process (provided that, to the extent permitted by law, the Participant provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information).

(a)    Nothing in the Plan or any Award Agreement shall prohibit or restrict the Company, the Company’s Affiliates, the Participants or their respective attorneys from: (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to the Plan or any Awards made hereunder, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (iii) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in the Plan or any Award Agreement prohibits or restricts the Company, the Company’s Affiliates or the Participants from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation.

(b)    Pursuant to 18 U.S.C. § 1833(b), a Participant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company or its Affiliates that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to the Participant’s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If a Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the trade secret to the Participant’s attorney and use the trade secret information in the court proceeding, if the Participant files any document containing the trade secret under seal and does not disclose the trade secret except under court order. Nothing in the Plan or any Award Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

9.2    Non-Competition. The Participant acknowledges that (i) the Participant performs services of a unique nature for the Company and/or its Subsidiaries that are irreplaceable, and that the Participant’s performance of such services to a competing business will result in irreparable harm to the Company and/or its Subsidiaries, (ii) the Participant has had and will continue to have access to Confidential Information which, if disclosed, would unfairly and inappropriately assist in competition against the Company or any of its Affiliates, (iii) in the course of the Participant’s employment by or service with a competitor, the Participant would inevitably use or disclose such Confidential Information, (iv) the Company and its Affiliates have substantial relationships with their customers and the Participant has had and will continue to have access to these customers, (v) the Participant has received and will receive specialized training from the Company and its Affiliates, and (vi) the Participant has generated and will continue to generate goodwill for the Company and its Affiliates in the course of the Participant’s employment and/or service. Accordingly, unless otherwise set forth in the Award, the Participant shall be prohibited from becoming employed by, engaged in, carrying on, providing services to, or assisting in any manner a Competing Business at any time prior to the twelve (12)-month anniversary of the Participant’s Termination Date. For purposes of this Plan, the term “Competing Business” shall mean (x) any business that (A) is engaged primarily in the design and/or delivery of customized software solutions to third party customers and/or (B) is engaged primarily in the provision of information technology consulting services to third party customers (that, is in each case, is competitive with the Company or its Subsidiaries), and/or (y) for the avoidance of doubt, any of the following (including any Affiliates thereof, any successor entities thereto and any businesses or divisions divested therefrom): Accenture PLC*, Aricent Inc., Boston Consulting Group*, Deloitte & Touche LLP*, Ciklum ApS, CapGemini SE, CGI Group Inc., Cognizant Technology Solutions Corporation, DXC Technology Company, Elephant Ventures, LLC, EPAM Systems, Inc., Equal Experts Inc., Globant LLC, HCL Technologies Limited, Hexaware Technologies Limited, International Business Machines Corp., Infosys Limited, iSoftStone Holdings Limited, KPMG US LLP*, McKinsey & Company*, Mindtree Limited, NearForm Ltd, Ness Technologies Inc., Persistent Systems Ltd., Perficient, Inc., PricewaterhouseCoopers LLP*, Sapient Corporation, SoftServe, Inc., Symphony Teleca

Corporation, Tech Mahindra Limited, RazorFish, LLC, Three Pillar Global, Inc., VanceInfo Technologies Inc., Wipro Limited, Xebia Nederland B.V.1 For the avoidance of doubt, Competing Business shall not include software product companies that offer customized solutions for such products and are not competitive with the Company or its Subsidiaries with respect to provision of information technology services to third party customers. As used herein, “competitive with the Company or its Subsidiaries” means the provision of the same or similar solutions or services of the Company or its Subsidiaries.

9.3    Customer Non-Solicitation. Unless otherwise set forth in an Award Agreement, during the Participant’s employment with and/or service to the Company and its Subsidiaries and for a period of twelve (12) months following the Termination Date, the Participant agrees that the Participant shall not, on behalf of the Participant or any other person or entity, solicit or encourage any person or entity who was a client of the Company and/or its Subsidiaries during the Participant’s employment and/or and with whom the Participant had contact or about whom the Participant gained confidential information to (a) terminate, reduce, or alter in a manner adverse to the Company and/or its Subsidiaries any existing business arrangements with the Company and/or its Subsidiaries or (b) transfer existing business from the Company and/or its Subsidiaries to any other person or entity.

9.4    Employee Non-Solicitation. Unless otherwise set forth in an Award Agreement, during the Participant’s employment with and/or service to the Company and its Subsidiaries and for a period of twelve (12) months following the Termination Date, the Participant agrees that the Participant shall not, other than as an employee of and for the benefit of the Company or its Subsidiaries: (i) solicit, entice, persuade, or induce any individual who is employed or engaged by the Company or its Subsidiaries (or who was so employed or engaged within nine (9) months prior to the Participant’s action) (collectively, “Company’s Employees”) to: (A) terminate or refrain from continuing such employment or engagement; or (B) become employed by or enter into contractual relations with any individual or entity other than the Company and/or its Subsidiaries; or (ii) hire as an employee, consultant, independent contractor, or otherwise, any of the Company’s Employees.

9.5    Non-Disparagement. The Participant agrees that he or she will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees, officers, directors or its or their respective Subsidiaries and Affiliates. This provision shall not, in any way, restrict or impede the Participant from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency; provided that such compliance does not exceed that required by the law, regulation or order. The Participant shall promptly provide written notice of any such order to the Company or its Subsidiary.

[1]	Entities identified with an asterisk (*) are limited to the divisions of such business that are competitive with the Company or its Subsidiaries.

9.6    Inventions. The Participant acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products, developments, software, know-how, processes, techniques, methods, works of authorship and other work product, whether patentable or unpatentable, (a) that are reduced to practice, created, invented, designed, developed, contributed to, or improved with the use of any resources of the Company and/or its Subsidiaries and/or within the scope of the Participant’s work with the Company and/or its Subsidiaries or that relate to the business, operations or actual or demonstrably anticipated research or development of the Company and/or its Subsidiaries, and that are made or conceived by the Participant, solely or jointly with others, during the period of the Participant’s employment with and/or service to the Company and/or its Subsidiaries, or (b) suggested by any work that the Participant performs in connection with the Company and/or its Subsidiaries, either while performing the Participant’s duties with the Company and/or its Subsidiaries or on the Participant’s own time, but only insofar as the Inventions are related to the Participant’s work as an employee or other service provider to the Company and/or its Subsidiaries, shall belong exclusively to the Company and its Subsidiaries (or their designee(s)), whether or not patent or other applications for intellectual property protection are filed thereon (the “Inventions”). The Participant will keep full and complete written records (the “Records”), in the manner prescribed by the Company and its Subsidiaries, of all Inventions and will promptly disclose all Inventions completely and in writing to the Company and its Subsidiaries. The Records shall be the sole and exclusive property of the Company and its Subsidiaries, and the Participant will surrender them upon the Termination Date, or upon the Company’s request. The Participant will assign, to the Company and its Subsidiaries, the Inventions and all patents or other intellectual property rights that may issue thereon in any and all countries, whether during or subsequent to the Termination Date, together with the right to file, in the Participant’s name or in the name of the Company and its Subsidiaries (or their designee(s)), applications for patents and equivalent rights (the “Applications”). The Participant will, at any time during and subsequent to the Termination Date, make such applications, sign such papers, take all rightful oaths, and perform all other acts as may be reasonably requested from time to time by the Company and its Subsidiaries to perfect, record, enforce, protect, patent or register the Company’s and its Subsidiaries’ rights in the Inventions, all without additional compensation to the Participant from the Company and its Subsidiaries, but entirely at the Company’s expense. The Participant will also execute assignments to the Company and its Subsidiaries (or their designee(s)) of the Applications, and give the Company and its Subsidiaries and their attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for the benefit of the Company and its Subsidiaries, all without additional compensation to the Participant from the Company or its Subsidiaries, but entirely at the expense of the Company and its Subsidiaries. In addition, the Inventions will be deemed Work for Hire, as such term is defined under the copyright laws of the United States, on behalf of the Company and its Subsidiaries and the Participant agrees that the Company and its Subsidiaries will be the sole owners of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to the Participant. If the Inventions, or any portion thereof, are deemed not to be Work for Hire, or the rights in such Inventions do not otherwise automatically vest in the Company and its Subsidiaries, the Participant hereby irrevocably conveys, transfers and assigns to the Company and its Subsidiaries, all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including all of the Participant’s right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including all rights of any kind or any nature now or hereafter recognized, including the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including the right to receive all proceeds and damages therefrom. In addition, the Participant hereby waives any so-called “moral rights” with respect to the Inventions. To the extent that the Participant has any rights in the Inventions that cannot be assigned in the manner described herein, the Participant agrees to unconditionally waive the enforcement of such rights. The Participant hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents and other registrations for intellectual property that may issue thereon, including any rights that would otherwise accrue to the Participant’s benefit by virtue of the Participant being an employee of or other service provider to the Company and/or its Subsidiaries.

9.7    Return of Company Property. On the Termination Date (or at any time prior thereto at the Company’s request), the Participant shall return all property belonging to the Company or its Affiliates (including any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company).

9.8    Reasonableness of Covenants. In receiving the Award, the Participant gives the Company assurance that the Participant has carefully read and considered all of the terms and conditions of the Plan, including the restraints imposed under this Article IX. The Participant agrees that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and their Confidential Information and that each and every one of the restraints is reasonable in respect of subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent the Participant from obtaining other suitable employment during the period in which the Participant is bound by the restraints. The Participant acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company and its Affiliates and that the Participant has sufficient assets and skills to provide a livelihood while such covenants remain in force. The Participant further covenants that the Participant will not challenge the reasonableness or enforceability of any of the covenants set forth in this Article IX, and that the Participant will reimburse the Company and its Affiliates for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Article IX if either the Company and/or its Affiliates prevails on any material issue involved in such dispute or if the Participant challenges the reasonableness or enforceability of any of the provisions of this Article IX. It is also agreed that each of the Company’s Affiliates will have the right to enforce all of the Participant’s obligations to that Affiliate under the Plan, including pursuant to this Article IX.

9.9    Reformation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Article IX is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.

9.10    Tolling. In the event of any violation of the provisions of this Article IX, the Participant acknowledges and agrees that the post-termination restrictions contained in this Article IX shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

9.11    Survival of Provisions. The obligations contained in this Article IX shall survive the termination of the Participant’s employment or service with the Company and its Subsidiaries and shall be fully enforceable thereafter.

9.12    Equitable Relief and Other Remedies. The Participant acknowledges and agrees that the Company’s and its Subsidiaries’ remedies at law for a breach or threatened breach of any of the provisions of Article IX would be inadequate and, in recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company and its Subsidiaries shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available, without the necessity of showing actual monetary damages or the posting of a bond or other security. Notwithstanding anything to the contrary herein, the provisions of Sections 9.2 and 9.3 shall not be enforceable through an injunction and the sole remedy of the Company and its Subsidiaries shall be the repurchase rights as to Option and Award Stock provided herein.

ARTICLE X

OTHER PROVISIONS

10.1    Indemnification.

(a)    No member of the Board, nor any person to whom administrative or ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Board shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s certificate of incorporation and bylaws, as amended from time to time, or under any agreement between any such Board member and the Company.

(b)    The indemnification by any such party provided for under the Plan or Awards shall be in addition to any other rights to indemnification that any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, employee or controlling Person of such indemnified party and will survive the transfer of securities. Without limiting the foregoing, the Company acknowledges that certain parties to the Plan or Awards may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources that are duplicative of such rights provided hereunder (collectively, the “Other Indemnitors”). Notwithstanding the existence of any Other Indemnitor with respect to any such party, (i) the Company shall be the indemnitor of first resort (i.e., the Company’s obligations for indemnification and expense advancement to such a party are primary and any obligations of any

Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such a party are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by such a party and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the greatest extent legally permitted and as required by the terms of the Plan or Awards, without regard to any rights such a party may have against any Other Indemnitors, and (iii) the Company irrevocably waives, relinquishes and releases all Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by any Other Indemnitor on behalf of any party with respect to any claim for which such party has sought indemnification from the Company hereunder shall affect any of the provisions of this Section 11.1, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of a party against the Company. The Other Indemnitors shall be express third party beneficiaries of the terms of this Section 11.1. The Company shall use reasonable best efforts to cause any insurer issuing indemnity insurance coverage to the Company that covers the Company’s obligations hereunder to agree to be bound by the waivers, relinquishments and releases in this Section 11.1.

10.2    Termination and Amendment. The Board at any time may suspend or terminate the Plan and make such additions or amendments as it deems advisable under the Plan.

10.3    Taxes. Subject to Section 5.3, the Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy his or her minimum Federal, state, local and foreign withholding tax requirements, as applicable, or to deduct from all payments under the Plan amounts sufficient to satisfy such minimum withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state, local and foreign withholding tax requirements, as applicable. Each Participant shall indemnify and hold the Company harmless with respect to all taxes incurred or payable by the Participant in respect of any Award granted to such Participant hereunder.

10.4    Withholding. Subject to Section 5.3, in a situation where, if a Participant were to receive Award Stock (by virtue of the exercise of any Award), the Company or any of its Affiliates (or a former Affiliate) would be obliged to (or would suffer a disadvantage if it were not to) account for any tax or social security contributions in any jurisdiction for which that person would be liable by virtue of the receipt of Award Stock or that would be recoverable from that person (together, the “Tax Liability”), the Award may not be exercised unless that person has either (a) made a payment to the Company or any of its Affiliates (or such former Affiliates) of an amount at least equal to the Company’s estimate of the Tax Liability, or (b) entered into arrangements acceptable to the Company or any of its Affiliates (or such former Affiliates) to secure that such a payment is made (whether by authorizing the sale of some or all of the Award Stock on his or her behalf and the payment to the Company or any of its Affiliates (or such former Affiliates) of the relevant amount out of the proceeds of sale or otherwise).

10.5    Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and his or her participation in the Plan.

10.6    Notices. Notices required or permitted to be made under the Plan shall be in writing and shall be deemed given, delivered and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (Chicago time) on a business day, (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (Chicago time) on any business day and earlier than 11:59 p.m. (Chicago time) on the day preceding the next business day, (c) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid) or (d) upon actual receipt by the person to whom such notice is required to be given. All notices shall be addressed (i) to a Participant at such Participant’s address as set forth in the books and records of the Company and its Subsidiaries or (ii) to the Company or the Board at the principal office of the Company clearly marked “Attention: Board of Directors”.

10.7    Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but the Plan shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.8    Prior Agreements. No provision of any employment, severance, incentive award, or other similar agreement entered into by a Participant, on the one hand, and any Subsidiary of the Company, on the other hand, prior to the Effective Date shall modify or have any effect in any manner on any provision of the Plan or any term or condition of any Award Agreement to which such Participant is a party. Without limiting the generality of the foregoing, any provision in any such agreement that purports to apply in any manner to options, stock, equity-based awards or the like shall not apply to or have any effect on any Awards under the Plan.

10.9    Governing Law and Forum; Waiver of Jury Trial. The Plan, and any disputes arising herefrom or relating hereto, is governed by and shall be construed in accordance with the substantive and procedural laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. Each Participant who accepts an Award thereby agrees that any suit, action or proceeding brought by or against such Participant in connection with this Plan shall be brought solely in the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware or any federal court sitting in the State of Delaware), each Participant consents to the jurisdiction and venue of such court and each

Participant agrees to accept service of process by the Company or any of its agents in connection with any such proceeding. Each Participant who receives an Award hereby submits to and accepts the exclusive jurisdiction of such court for the purpose of any such suit, legal action, or proceeding, and to the fullest extent permitted by law, each Participant who accepts an Award hereby irrevocably waives any objection which he or she may now or hereafter have to the laying of venue or any such suit, legal action or proceeding in such court and hereby further waives any claim that any suit, legal action or proceeding brought in such court has been brought in an inconvenient forum. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THE PLAN OR ANY AWARD OR THE MATTERS OTHERWISE CONTEMPLATED HEREBY.

10.10    Construction. Unless otherwise expressly provided herein, the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” Where specific language is used to clarify by example a general statement contained herein (such as by using the words “such as”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Whenever required by the context, any pronoun used in the Plan shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

10.11    Section 409A Compliance. It is the intention of the Company and the Board that the Plan not be subject to the provisions of Section 409A of the Code, as in effect as of the Effective Date or as subsequently modified, or to the extent subject to such provisions, then to comply in all material respects with such provisions. In the event that Section 409A would impose a detriment on the Participants, taken as a whole, with respect to Awards under the Plan, then the Board shall consider in good faith modifications or amendments to the Plan intended to eliminate or ameliorate such detriment; provided that, in no event shall the Board be required to modify or amend the Plan in a manner adverse to the Company or Apax.

ARTICLE XII

IRREVOCABLE PROXY AND POWER OF ATTORNEY

In order to secure the obligation of each holder of Award Stock, and to otherwise take all actions necessary, in accordance with the provisions of Article VII (Repurchase of Shares) and Article X (Public Offerings), each such holder of Award Stock hereby appoints Turing EquityCo L.P. (the “Agent”) as such holder’s true and lawful agent, proxy and attorney-in-fact, with full power of substitution, and all such other matters as expressly provided for in Article VII and Article X, and to act from and after the date hereof and to do any and all things and execute any and all documents (including by way of deed) that, as requested by Apax or the Board, may be necessary, convenient or appropriate to facilitate the performance of the actions and the consummation of the transactions contemplated by the Plan, the Stockholders Agreements or the Registration Rights Agreement (including the receipt and forwarding of notices and communications pursuant to the Plan, the Stockholders Agreement or the Registration Rights Agreement). The powers conferred under this Article XII shall come into effect and the Agent may exercise such irrevocable proxy and power of attorney at any time and from time to time that any holder of Stockholder Shares fails to timely comply with the provisions of the Plan. The proxies and powers granted by each holder of Award Stock pursuant to this Article XII are coupled with an interest and are given to secure the performance of the obligations of each such holder of Award Stock under the Plan. Such proxies and powers shall be irrevocable for the term of the Plan, and shall survive the death, incompetency, disability, dissolution or bankruptcy of such holder of Award Stock and the subsequent holders of such holders’ Award Stock.

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